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                                                                    EXHIBIT 10.9
                          ORBITAL SCIENCES CORPORATION
                        1995 DEFERRED COMPENSATION PLAN


SECTION 1.     PURPOSE OF THE PLAN
     Orbital Sciences Corporation (the "Employer") has established this Deferred Compensation Plan (the "Plan") effective as of March 1, 1995 to attract, retain and motivate certain of its key employees, as well as those of its affiliates, by providing them with the opportunity (i) to defer receipt of certain amounts of compensation and (ii) to be credited with discretionary matching or other Employer credits as hereinafter provided. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and shall be administered in a manner consistent with that intent.

SECTION 2.     ADMINISTRATION
     The Plan will be administered by the Human Resources Committee of the Board of Directors of the Employer (the "Committee"). From time to time, the Committee shall have the authority to appoint persons and entities to act as designated representatives on its behalf in administering the Plan pursuant to its provisions. The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the claims procedure requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her beneficiaries).

SECTION 3.     SELECTION OF PARTICIPANTS
     The Committee will select from time to time the key employees who are eligible to participate in the Plan. When a key employee has been selected to participate in the Plan, he or she will be notified by the Committee and given the opportunity to elect to defer compensation under the Plan. (A key employee who makes such an election is hereinafter referred to as a "Participant").





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SECTION 4.     ESTABLISHMENT OF ACCOUNT
     The Committee will cause the Employer or an affiliate to establish on its books a deferred compensation account (the "Account") for each Participant employed by it reflecting the Employer's or affiliate's obligation to pay the Participant deferred compensation as provided under the Plan.

SECTION 5.     DEFERRAL ELECTIONS
     For each calendar year, a Participant may elect to defer receipt of a specified portion of his or her compensation from the Employer or an affiliate for the year. A Participant's election to defer compensation for a calendar year shall be subject to the following restrictions:

     (i) Elections to defer regular pay not yet earned may be cancelled at any point during the year. Once an election has been cancelled, the Participant may not reenter the Plan during that calendar year in which the cancellation occurred.

     (ii) Elections to defer compensation already earned or bonus awards attributable to work performed during the calendar year are irrevocable.

     (iii) Elections to defer shall be made prior to the beginning of such calendar year, except as follows:

          (a) For 1995, a Participant may elect to defer receipt of a specified portion of his or her compensation from the Employer or an affiliate for the remainder of the calendar year, provided that such an election is made prior to receipt of such compensation and is irrevocable for the remainder of the calendar year; and

          (b) For employees designated as eligible for Participation at any time during a calendar year, such Participant may elect to defer receipt of a specified portion of his or compensation from the Employer for the remainder of the calendar year, provided that such election is made prior to the receipt of such compensation and is irrevocable for the remainder of the calendar year.

SECTION 6.     EMPLOYER CREDITS





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     For each calendar year, the Employer or an affiliate in its sole discretion may credit additional amounts to a Participant's Account on a matching or other basis. Such additional amounts, if any, may be different for each Participant. The Participant will be notified by the Committee of the Employer's or affiliate's decision to credit such additional amounts. Such notice will include the amount to be credited and such other information as the Committee shall determine.

SECTION 7.     INVESTMENT MEASUREMENTS
     From time to time, the Committee will establish investment measurements to be used to adjust the balance of each Participant's Account. Such investment measurements may be changed from time to time by the Committee, and may be different for each Participant. Each Participant will be notified by the Committee from time to time of such investment measurements and will be furnished such other information as the Committee shall determine.

SECTION 8.     ADJUSTMENTS TO PARTICIPANT'S ACCOUNT
     From time to time, the Committee will adjust each Participant's Account to
(i) credit the amount which the Participant has elected to defer under Section 5 or the Employer (or affiliate) has elected to credit under Section 6 and (ii) reflect the investment measurements established under Section 7. A Participant's Account will continue to be adjusted under this Section until the entire amount has been paid to the Participant or his or her beneficiary. A Participant's Account will also be adjusted to reflect benefit payments and withdrawals under Section 9.

SECTION 9.     PARTICIPANT BENEFITS; VESTING
     Subject to the following provisions of this Section, a Participant who terminates employment with the Employer (or an affiliate) for any reason other than death will be entitled to elect to receive the vested portion of the balance credited to his or her Account on a specified date following termination of employment (but not later than April 1 following the year in which the Participant attains age 70 1/2) either in a single payment or in a series of monthly installment payments (not to exceed 120 such payments). An election by a Participant to defer receipt or to receive a lump sum or installment payments must be made at least 90 days prior to his or her termination of employment. Furthermore, the Committee at its sole discretion may modify any such election at any time if the Committee determines that such modification is in the best interest of the Employer or an affiliate. The Committee





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will determine the time and the form of payment in the case of any Participant who fails to make a timely election.

     A Participant who incurs a severe financial hardship resulting from unforeseeable circumstances beyond the Participant's control may request to withdraw all or a portion of his or her vested Account to satisfy such financial hardship. The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.

     A Participant will be 100% vested in the portion of his or her Account attributable to his or her elective deferrals under Section 5 above. A Participant will become vested in the portion of his or her Account attributable to Employer credits under Section 6 above in accordance with the following vesting schedule:

          Years of Service With                             Vested
          the Employer or an Affiliate                      Percentage
          ----------------------------                      ----------
             less than 1                                      0 %
             more than 1, but less than 2                    20 %
             more than 2, but less than 3                    40 %
             more than 3, but less than 4                    60 %
             more than 4, but less than 5                    80 %
             more than 5                                    100 %

     For purposes of the Plan, Years of Services for vesting purposes will have the same meaning as under the Deferred Salary & Profit Sharing Plan for Employees of Orbital Sciences Corporation.

SECTION 10.    BENEFICIARY BENEFITS
     The beneficiary of a Participant who dies prior to the commencement of benefit payments under Section 9 will be entitled to receive 100% of the Participant's entire Account. The beneficiary of a Participant who dies after the commencement of benefit payments under Section 9 will become entitled to receive the remaining balance, if any, of the Participant's Account.

     A Participant may designate a beneficiary or beneficiaries, or change any prior designation, on a form approved by the Committee to receive the remaining vested balance in his or her Account upon





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his or her death.  If no beneficiary is designated (or if a designated beneficiary does not survive the Participant), the beneficiary will be the Participant's estate. Payments under this section will be made in a single sum or installments as selected by the Committee.

SECTION 11.    NATURE OF CLAIM FOR PAYMENTS
     The Employer or an affiliate shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of the Plan in or to any specific assets of the Employer or any affiliate. Any right to any payment the Participant may have on account of the Plan shall be that of a general, unsecured creditor of the Employer or an affiliate.

     The Employer or an affiliate may establish a trust of which the Employer or the affiliate is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended, (a "grantor trust") and may deposit funds with the trustee of the trust (the "Trustee") sufficient to satisfy the benefits provided under the Plan. If the Employer or affiliate establishes such a trust and, if at the time of a "change of control" as defined in the trust, the trust has not been fully funded, the Employer or affiliate shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.

     In all events, the Employer or affiliate shall remain ultimately liable for the benefits payable under this Plan to Participants employed by the Employer or affiliate, and to the extent the assets at the disposal of the trustee are insufficient to enable the trustee to satisfy all benefits, the Employer or affiliate shall pay all such benefits necessary to meet its obligations under this plan.

SECTION 12.    NO ASSIGNMENT OR ALIENATION
     The interest hereunder of any Participant or beneficiary will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his or her creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such extent as may be required by law.





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     The obligations of the Employer or affiliate hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

SECTION 13.    NO CONTRACT OF EMPLOYMENT
     The Plan will not be deemed to constitute a contract of employment between the Employer or affiliate and any Participant, or to be consideration for the employment of any Participant.

SECTION 14.    AMENDMENT
     The Plan may be altered, amended or revoked in writing by the Employer in any manner and at any time.

SECTION 15.    GOVERNING LAW
     This Plan will be governed and construed in accordance with the laws of the state in which the Employer's headquarters are located, to the extent such laws are not preempted by federal law.

     IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed this _____ day of _______, 19___.

                                  ORBITAL SCIENCES CORPORATION

                                  By:________________________




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